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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 No. 33-66426 filed on or about July 23, 1993, No. 333-09021 filed on July 26, 1996, and No. 333-23985 filed on March 26, 1997 of
Universal Electronics Inc. of our report dated March 18, 1998, appearing on page 18 of this Annual Report on Form 10-K.




PRICE WATERHOUSE LLP

Cleveland, Ohio
March 27, 1998

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